Exhibit 99.2

MGO Global Announces Closing of Upsized

$6.0 Million Public Offering

MIAMI, FL and LONDON, UK – (ACCESSWIRE) — December 24, 2024 – MGO Global Inc. (Nasdaq:MGOL), a digitally-native, lifestyle brand portfolio company, (“MGO,” “MGO Global” or the “Company”), today announced the closing of its previously announced public offering of 6,315,000 units at a public offering price of $0.95 per unit (the “Offering”). Each unit consisted of one share of common stock (or one pre-funded warrant to purchase one share of common stock in lieu thereof) and one common warrant to purchase one share of common stock. Gross proceeds from the Offering, before deducting placement agent’s fees and other offering expenses, were approximately $6.0 million.

The warrants, which are not exercisable unless and until approved by MGO stockholders, will be initially exercisable at a price of $1.425 per share, subject to standard adjustments for dividends, splits and similar events and also subject to adjustment upon reset on the Reset Date (as described in the warrants), subject to a floor price described therein. The warrants may also be exercised on an alternative cashless basis pursuant to which the holder may exchange each warrant for two shares of common stock. The warrants will become exercisable after notice is provided regarding stockholder approval and will expire on the earlier of (x) five years from the initial exercise date and (y) the closing date of MGO’s publicly announced business combination with Heidmar, Inc. The shares of common stock (or pre-funded warrants) and accompanying warrants were only purchased together in this public offering but were issued separately and were immediately separable upon issuance.

Maxim Group LLC acted as sole placement in connection with the Offering.

The Company intends to use the net proceeds from the Offering for general corporate and working capital purposes.

A registration statement on Form S-1 (File No. 333-282517) was filed with the U.S. Securities and Exchange Commission (“SEC”) and was declared effective by the SEC on December 20, 2024 and a registration statement on Form S-1 (File No. 333-284001) filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, was filed with the SEC and became effective on December 20, 2024. This Offering was made only by means of a prospectus. A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s website at https://www.sec.gov. Electronic copies of the prospectus relating to this Offering may also be obtained from Maxim Group LLC, 300 Park Avenue, 16th Floor, New York, New York 10022, Attention: Syndicate Department, by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

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About MGO Global Inc.

MGO Global is actively engaged in building a portfolio of independent, digitally native, lifestyle brands, which are unique and differentiated, yet all defined by distinctive, high-quality products and a shared commitment to delivering high-touch customer experiences across its ecommerce and wholesale channels. MGO is currently comprised of two business units: Americana Liberty, which markets a growing, high-end line of thoughtfully curated home and outdoor products, including Stand Flagpoles; and MGO Digital, which leverages data analytics, advanced technology-enabled marketing and our leadership’s industry relationships and expertise to identify, incubate and introduce to market new, authentic lifestyle brand concepts. For more information on MGO, please visit www.mgoglobalinc.com.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to complete the proposed business combination with Heidmar, Inc., grow its businesses, statements regarding the consummation of the offering, the satisfaction of closing conditions and the use of proceeds from the offering and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company’s ability to achieve profitable operations, customer acceptance of new products, and future measures taken by authorities in the countries wherein the Company has supply chain partners, the demand for the Company’s products and the Company’s customers’ economic condition, the impact of competitive products and pricing, general economic conditions and other risk factors detailed in the Company’s filings with the United States Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for 2023 fiscal year. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake any responsibility to update the forward-looking statements in this release, except in accordance with applicable law.

CONTACT INFORMATION:

Dodi Handy, Director of Communications

Telephone: 407-960-4636

Email: ir@mgoteam.com

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